EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Sparton Corporation
Schaumburg, Illinois
We hereby consent to the incorporation by reference in the Registration Statements on Form S8 (Nos. 333-46804, 333-82380, 333-156388, 333-164057 and 333-194917) of Sparton Corporation of our reports dated September 14, 2017, relating to the consolidated financial statements and financial statement schedule, and the effectiveness of Sparton Corporation’s internal control over financial reporting, which appear in this Form 10-K.
/s/ BDO USA, LLP
Grand Rapids, Michigan
September 14, 2017